Exhibit 5.1

OPINION OF COVINGTON & BURLING

March 1, 2004

MeadWestvaco Corporation

One High Ridge Park

Stamford, CT 06905

Ladies & Gentlemen:

This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the “Registration Statement”) being filed on the date hereof by MeadWestvaco Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering for sale under the MeadWestvaco Corporation Restricted Stock Plan (“Plan”) a total of 637,550 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

For purposes of this opinion, we have examined copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon such documents as we have deemed necessary in order to render this opinion, including:

(i) the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware;

(ii) the Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company;

(iii) certain resolutions adopted by the Board of Directors of the Company on February 24, 2004, as certified by the Assistant Secretary of the Company; and

(iv) a copy of the Plan furnished to us by the Company.

In examining the foregoing documents, we have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals and that the representations and statements included therein are accurate.

Based on the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Covington & Burling

Covington & Burling